Exhibit 3.18(a)

CERTIFICATE OF FORMATION

of

PANAMSAT INTERNATIONAL SYSTEMS, L.L.C.

This Certificate of Formation of PanAmSat International Systems, L.L.C. (the “Company”), dated as of February 18, 2000, being duly executed and filed by Vincent DiBenedetto, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. Code §18-10 et seq.).

1.	The name of the limited liability company formed hereby is:

PanAmSat International Systems, L.L.C.

2.	The address of the registered office of the Company in the State of Delaware is:

Corporation Service Company

1013 Centre Road

Wilmington, New Castle County, Delaware 19805

3.	The name and address of the resident agent for service of process on the Company in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, New Castle Country, Delaware 19805.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

Authorized Person:

/s/ Vincent DiBenedetto
Vincent DiBenedetto

PanAmSat

VIA FACSIMILE: 302-636-5454

February 23, 2000

Susan Rosenthal

Delaware Secretary of State

Townsend Building

401 Federal Street

Suite 4

Dover, DE 19901

Dear Ms. Rosenthal:

We hereby consent to the use of the name PanAmSat International Systems, L.L.C. for a new Delaware limited liability company being formed on or about February 22, 2000.

Please do not hesitate to contact me if you have any questions.

Sincerely,

/s/ James W. Cuminale
Name:	James W. Cuminale
Title:	Executive Vice President and General Counsel PanAmSat International Systems, Inc.

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

PANAMSAT INTERNATIONAL SYSTEMS, L.L.C.

(filed under and pursuant to Section 18-202 of the Limited Liability Company Act)

The undersigned, an authorized person, for the purpose of amending the certificate of formation of an existing limited liability company under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

FIRST, The name of the limited liability company is PanAmSat International Systems, L.L.C. (the “Company”).

SECOND, Article One of the Certificate of Formation is amended to read in its entirety as follows:

1. The name of the limited liability company is: “PAS International LLC”.

Executed on July 23, 2002

PANAMSAT INTERNATIONAL SYSTEMS, L.L.C.

/s/ James W. Cuminale
Authorized Person(s)
Name:	James W. Cuminale
Title:	Manager

PanAmSat

July 23, 2002

Harriet Smith Windsor

Delaware Secretary of State

401 Federal Street

Suite 4

Dover, DE 19901

Dear Ms. Smith Windsor:

We hereby consent to the use of the name PAS International LLC for a new Delaware limited liability company being formed on or about July 23, 2002.

Please do not hesitate to contact me if you have any questions.

Sincerely,

/s/ Zachary C. Green
Authorized Person(s)
Name:	Zachary C. Green, on behalf of PAS International, Inc.

20 WESTPORT ROAD, WILTON, CONNECTICUT 06897, USA, PHONE 1-203-210-8000, FAX 1-203-210-8001